Exhibit 10.1

Execution Version

SECOND AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
This Second Amendment to Fourth Amended and Restated Credit Agreement (this “Second Amendment”) is made and entered into as of March 12, 2020 (the “Second Amendment Effective Date”), by and among Neenah, Inc., a Delaware corporation formerly known as Neenah Paper, Inc. (the “Company”), certain Domestic Subsidiaries of the Company, as borrowers (together with the Company, collectively, the “Domestic Borrowers”), Neenah Services GmbH & Co. KG and certain of its Subsidiaries, as borrowers (collectively, the “German Borrowers”), the other guarantors party hereto (such guarantors, together with the Domestic Borrowers and the German Borrowers, collectively, the “Loan Parties”), the Lenders party hereto and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent (the “Agent”).
RECITALS:
WHEREAS, the Loan Parties are parties to that certain Fourth Amended and Restated Credit Agreement, dated as of December 10, 2018 (as amended, restated, supplemented or modified prior to the date hereof, the “Credit Agreement”), by and among the Loan Parties, the Lenders party thereto, and the Agent. Capitalized terms used but not defined herein have the meaning set forth in the Credit Agreement.
WHEREAS, the Loan Parties have requested that the Credit Agreement be amended as hereinafter provided.
WHEREAS, subject to and upon the terms and conditions contained herein, the Lenders party hereto have agreed to the Loan Parties’ requests as set forth herein.
NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Amendments to the Credit Agreement. In reliance upon the representations, warranties, covenants and conditions contained in this Second Amendment, and subject to the terms, and satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as of the Second Amendment Effective Date in the manner provided in this Section 1.
1.2Restated Definitions. The following definitions contained in Section 1.01 of the Credit Agreement are hereby amended and restated in their respective entireties to read in full as follows:
“Activation Threshold” means:
(a) from the Second Amendment Effective Date until the earlier of (i) the issuance of Additional Senior Notes in an aggregate amount of at least $200,000,000 and (ii) ninety (90) days after the consummation of the Specified Acquisition, (A) with respect to triggering a Cash Dominion Period or Reporting Trigger Period, as applicable, the greater of (x) 5.0% of the Aggregate Commitment and (y) $10,000,000, and (B) with respect to terminating a Cash

Dominion Period or Reporting Trigger Period, as applicable, the greater of (x) 17.5% of the Aggregate Commitment and (y) $35,000,000; or
(b) at any other time, (i) with respect to triggering a Cash Dominion Period or Reporting Trigger Period, as applicable, the greater of (A) 12.5% of the Aggregate Commitment and (B) $25,000,000, and (ii) with respect to terminating a Cash Dominion Period or Reporting Trigger Period, as applicable, the greater of (A) 17.5% of the Aggregate Commitment and (B) $35,000,000.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Disposition” means the sale, transfer, lease or other disposition (including pursuant to a merger resulting in the subject Property no longer being owned by a Loan Party, and whether effected pursuant to a Division or otherwise) of any Property.
“Domestic Borrowing Base” means, at any time and subject to the last sentence of this definition, the sum of:
(a) 90% of the Eligible Receivables of the Domestic Borrowers at such time owing by Investment Grade Account Debtors; plus
(b) 85% of the Eligible Receivables of the Domestic Borrowers at such time owing by Non-Investment Grade Account Debtors; plus
(c) 85% of the Foreign Receivables of the Domestic Borrowers at such time; provided that the maximum amount of the Domestic Borrowers’ Foreign Receivables (after giving effect to the advance rate) which may be included as part of this component of the Domestic Borrowing Base is $12,500,000; plus
(d) on and after the applicable Acquired Asset Component Implementation Date, 70% of the Eligible Acquired Receivables acquired (or to be acquired substantially contemporaneously with the funding of any applicable Acquisition with the proceeds of a Designated Acquisition Borrowing) by a Domestic Borrower and/or the Eligible Acquired Receivables of any Domestic Subsidiary acquired (or substantially contemporaneously acquired, as the case may be) at such time that has or will become a Domestic Borrower pursuant to Section 5.10, in each case, in connection with an Acquisition permitted pursuant to Section 6.04 with respect to which a field examination has not been completed pursuant to Section 5.04(b); provided that the amount of Eligible Acquired Receivables with respect to such Acquisition will automatically be reduced to $0 upon the earlier of (x) the date by which both (A) the Administrative Agent shall have received from the Domestic Borrower Representative a Borrowing Base Certificate calculating the Domestic Borrowing Base based on the completion of a field examination of such Eligible Acquired Receivables in connection with the applicable Acquisition to the satisfaction of the Administrative Agent, which field examination will be at the Domestic Borrowers’ expense and in addition to the field exam rights and obligations pursuant to Section 5.04(b) and (B) in the case of an Acquisition of a Domestic Subsidiary that owns such Eligible Acquired Receivables, such Domestic Subsidiary becomes a Domestic Borrower pursuant to Section 5.10(a) or (y) the 60th day after such permitted Acquisition (as such date may be extended by the Administrative Agent in its reasonable credit judgment), and thereafter such Eligible Acquired Receivables shall be included, without duplication, in clause (a), (b) or (c) of the Domestic Borrowing Base, as applicable, solely to the extent such Eligible Acquired Receivable constitutes Eligible Receivables and a satisfactory field examination of such Eligible Acquired Receivables has been completed at such time; and provided further that promptly after the occurrence of the earlier date in the foregoing sub-clauses (x) and (y), the Domestic Borrowers shall deliver a Borrowing Base Certificate to the Administrative Agent calculating the Domestic Borrowing Base at such time; plus
(e) the lesser of (i) 75% of the Eligible Inventory of the Domestic Borrowers at such time, valued at the lower of cost or market value, determined on a first-in-first-out basis and (ii) the product of 85% multiplied by the applicable Net Recovery Value Percentage multiplied by the Eligible Inventory of the Domestic Borrowers at such time, valued at the lower of cost or market value, determined on a first-in-first-out basis; plus
(f) on and after the applicable Acquired Asset Component Implementation Date, 55% of the Eligible Acquired Inventory acquired (or to be acquired substantially contemporaneously with the funding of any applicable Acquisition with the proceeds of a Designated Acquisition Borrowing) by a Domestic Borrower and/or the Eligible Acquired Inventory of any Domestic Subsidiary acquired (or substantially contemporaneously acquired, as the case may be) at such time that has or will become a Domestic Borrower pursuant to Section 5.10, in each case, in connection with an Acquisition permitted pursuant to Section 6.04, valued at the lower of cost or market value, determined on first-in-first-out basis, and with respect to which an appraisal has not been completed pursuant to Section 5.04(b); provided that the amount of Eligible Acquired Inventory with respect to such Acquisition will automatically be reduced to $0 upon the earlier of (x) the date by which both (A) the Administrative Agent shall have received from the Domestic Borrower Representative a Borrowing Base Certificate calculating the Domestic Borrowing Base based on the completion of an appraisal of such Eligible Acquired Inventory in connection with the applicable Acquisition to the satisfaction of the Administrative Agent, which appraisal will be at the Domestic Borrowers’ expense and in addition to the appraisal rights and obligations pursuant to Section 5.04(b) and (B) in the case of an Acquisition of a Domestic Subsidiary that owns such Eligible Acquired Inventory, such Domestic Subsidiary becomes a Domestic Borrower pursuant to Section 5.10(a) or (y) the 60th day after such permitted Acquisition (as such date may be extended by the Administrative Agent in its reasonable credit judgment), and thereafter such Eligible Acquired Inventory shall be included in clause (e) of the Domestic Borrowing Base solely to the extent such Eligible Acquired Inventory constitutes Eligible Inventory and a satisfactory appraisal of such Eligible Acquired Inventory has been completed at such time;

and provided further that promptly after the occurrence of the earlier date in the foregoing sub-clauses (x) and (y), the Domestic Borrowers shall deliver a Borrowing Base Certificate to the Administrative Agent calculating the Domestic Borrowing Base at such time; plus
(g) the Domestic Equipment Component of the Domestic Borrowers at such time; plus
(h) on and after the applicable Acquired Asset Component Implementation Date, the Acquired Domestic Equipment Component; provided that the amount of Eligible Acquired Equipment with respect to such Acquisition that is included in the Acquired Domestic Equipment Component will automatically be reduced to $0 upon the earlier of (x) the date by which both (A) the Administrative Agent shall have received from the Domestic Borrower Representative a Borrowing Base Certificate calculating the Domestic Borrowing Base based on the completion of an appraisal of such Eligible Acquired Equipment in connection with the applicable Acquisition to the satisfaction of the Administrative Agent, which appraisal will be at the Domestic Borrowers’ expense and in addition to the appraisal rights and obligations pursuant to Section 5.04(b) and (B) in the case of an Acquisition of a Domestic Subsidiary that owns such Eligible Acquired Equipment, such Domestic Subsidiary becomes a Domestic Borrower pursuant to Section 5.10(a) or (y) the 60th day after such permitted Acquisition (as such date may be extended by the Administrative Agent in its reasonable credit judgment), and thereafter such Eligible Acquired Equipment shall be included in clause (g) of the Domestic Borrowing Base solely to the extent such Eligible Acquired Equipment constitutes Specified Domestic Equipment that is to be included in the Domestic Equipment Component pursuant to Section 2.28 and a satisfactory appraisal of such Eligible Acquired Equipment has been completed at such time; and provided further that promptly after the occurrence of the earlier date in the foregoing sub-clauses (x) and (y), the Domestic Borrowers shall deliver a Borrowing Base Certificate to the Administrative Agent calculating the Domestic Borrowing Base at such time; plus
(i) the Domestic Real Estate Component of the Domestic Borrowers at such time; plus
(j) the Pledged Cash (if any) held in the Special Cash Collateral Account at such time; minus
(k) the Allocated Domestic Borrowing Base Amount in effect at such time; minus
(l) Reserves applicable to the Domestic Borrowing Base as determined by the Administrative Agent in its reasonable credit judgment.
Notwithstanding the foregoing, the aggregate maximum amount of Eligible Acquired Receivables, Eligible Acquired Inventory and Eligible Acquired Equipment that may be included in the Domestic Borrowing Base pursuant to clauses (d), (f) and (h) after giving effect to each respective advance rate set forth therein shall not exceed ten percent (10%) of the Domestic Borrowing Base. Notwithstanding anything to the contrary contained in this Agreement, Eligible Acquired Receivables, Eligible Acquired Inventory and Eligible Acquired Equipment (subject to the limitation in the immediately preceding sentence) may be included in the Domestic Borrowing Base, as set forth in an Acquired Asset Borrowing Base Certificate delivered pursuant to Section 5.03(i), regardless of whether or not the Company shall have acquired such assets, for purposes of calculating Aggregate Availability and Specified Excess Availability under this Agreement in connection with determining whether a Cash Dominion Period, an FCCR Test Period or a Reporting Trigger Period are in effect, and whether the Payment Condition would be satisfied; provided, that such Eligible Acquired Receivables, Eligible Acquired Inventory and Eligible Acquired Equipment may only be included in the Domestic Borrowing Base for the limited purposes set forth in this sentence for the five (5) Business Day period prior to the consummation of the applicable Acquisition (or such longer period acceptable to the Administrative Agent in its reasonable credit judgment, with such period not to exceed eight (8) Business Days) unless such Acquisition is otherwise consummated during such period.
“Domestic Equipment Component” means:
(a) with respect to the Eligible Equipment of the Domestic Borrowers owned as of the Effective Date, $21,752,350.00, as such amount shall reduce after the Effective Date (i) by the applicable Quarterly Domestic Equipment Component Amortization Amount, commencing on the last Business Day of the fiscal quarter ending June 30, 2019, and continuing on the last Business Day of each March, June, September and December thereafter (other than on March 31, 2020 solely to the extent that both (x) the Specified Acquisition is consummated on or before April 15, 2020 and (y) Additional Senior Notes in an aggregate amount of at least $200,000,000 have not been issued contemporaneously with or prior to the consummation of the Specified Acquisition), and (ii)(A) upon the consummation of Dispositions of such Eligible Equipment, or (B) at such time as any such Equipment which was previously Eligible Equipment ceases to be Eligible Equipment hereunder, by the applicable percentage of the Net Recovery Value Percentage of the Property so disposed of or the Equipment which has ceased to be Eligible Equipment hereunder, as applicable; and
(b) with respect to all Specified Domestic Equipment eligible to be included in the Domestic Equipment Component pursuant to Section 2.28, each Specified Domestic Equipment Component Amount relating to the applicable Specified Domestic Equipment as of the relevant Specified Domestic Equipment Component Notice Date, as such amount shall reduce (i) by the applicable Quarterly Domestic Equipment Component Amortization Amount relating to such Specified Domestic Equipment, commencing on the last Business Day of the first full fiscal quarter ending after such Specified Domestic Equipment Component Notice Date, and continuing on the last Business Day of each March, June, September and December thereafter, and (ii)(A) upon the consummation of Dispositions of such Specified Domestic Equipment, or (B) at such time as any such Specified Domestic Equipment which was previously Eligible Equipment ceases to be Eligible Equipment hereunder, by the applicable percentage of the Net Recovery Value Percentage of the Property so disposed of or the Specified Domestic Equipment which has ceased to be Eligible Equipment hereunder, as applicable.
“Domestic Real Estate Component” means $19,537,500.00 as of the Effective Date for the Existing Mortgaged Property of the Domestic Borrowers, as such amount shall (a) increase by $5,355,000.00 with respect to the Specified Mortgaged Properties on the date on which the documents and other deliverables required for all of the Specified Mortgaged Properties pursuant to Section 5.21 have been delivered to the Administrative Agent so that the Domestic Real Estate Component as of such date shall be $24,892,500.00 after giving effect to such increase so long as such date occurs on or prior to June 30, 2019, and subject to any reduction pursuant to clause (b) below and (b) reduce (i) by the Quarterly Domestic

Real Estate Component Amortization Amount commencing on the last Business Day of the fiscal quarter ending June 30, 2019, and continuing on the last Business Day of each March, June, September and December thereafter (other than on March 31, 2020 solely to the extent that both (x) the Specified Acquisition is consummated on or before April 15, 2020 and (y) Additional Senior Notes in an aggregate amount of at least $200,000,000 have not been issued contemporaneously with or prior to the consummation of the Specified Acquisition), and (ii) to the extent included in the Domestic Real Estate Component, (x) upon the consummation of Dispositions of Initial Mortgaged Properties consisting of Eligible Real Estate owned by the Domestic Borrowers on the Effective Date, or (y) at such time as any Real Property Asset which was previously Eligible Real Estate ceases to be Eligible Real Estate hereunder, in each case by the applicable percentage of the Net Recovery Value Percentage of the Property so disposed of or the Real Property Asset which has ceased to be Eligible Real Estate hereunder, as applicable.
“FCCR Threshold” means:
(a) from the Second Amendment Effective Date until the earlier of (i) the issuance of Additional Senior Notes in an aggregate amount of at least $200,000,000 and (ii) ninety (90) days after the consummation of the Specified Acquisition, (A) with respect to triggering a FCCR Test Period, the greater of (x) 5.0% of the Aggregate Commitment and (y) $10,000,000, and (B) with respect to terminating a FCCR Test Period, the greater of (x) 17.5% of the Aggregate Commitment and (y) $35,000,000; or
(b) at any other time, (i) with respect to triggering a FCCR Test Period, the greater of (A) 10% of the Aggregate Commitment and (B) $20,000,000, and (ii) with respect to terminating a FCCR Test Period, the greater of (A) 17.5% of the Aggregate Commitment and (B) $35,000,000.
“FinCo Note” means that certain promissory note, dated as of October 3, 2006, by FinCo and payable to the order of NP International HoldCo, which evidences the Inter-Company Loans described in clause (b) of the definition of Inter-Company Loans, as such promissory note has been amended and as it may be amended, restated or replaced from time to time as permitted under the terms of this Agreement.
“Inter-Company Loans” means collectively, (a) the inter-company loans made from time to time by the Company to NP International Holdco to finance, by means of loans described in clauses (b), (c) and (d), the 2006 Acquisition of Neenah Germany, the substantially contemporaneous payment of the purchase price for any Permitted Offshore Acquisitions and the non-acquisition-related activities of NP International HoldCo and any of its direct or indirect subsidiaries from time to time; provided that such inter-company loans are permitted under Section 6.07; (b) advances from time to time under the inter-company revolving line of credit from NP International HoldCo to FinCo, evidenced by the FinCo Note, which line of credit shall be used to provide FinCo with funds to finance, by means of loans described in clause (c), the activities of NP International and any of its direct or indirect subsidiaries, to the extent permitted under this Agreement; (c) the inter-company loans made from time to time by FinCo (or any permitted assignee thereof) to NP International, evidenced by the NP International Note, to finance the 2006 Acquisition of Neenah Germany, the substantially contemporaneous payment of the purchase price for any Permitted Offshore Acquisitions and the activities of NP International and any of its direct or indirect subsidiaries, to the extent permitted under this Agreement; (d) the inter-company loans made from time to time by NP International HoldCo to NP International and/or any of NP International HoldCo’s direct or indirect subsidiaries, to finance the substantially contemporaneous payment of the purchase price for any Permitted Offshore Acquisitions by NP International or any of its direct or indirect subsidiaries, and the activities of NP International and any of its subsidiaries, to the extent permitted under this Agreement; (e) inter-company loans made from time to time by NP International to the Company, not to exceed $22,000,000 at any one time outstanding, to finance all or a part of the purchase price for anticipated Acquisitions by the Company (either directly, or indirectly through any Subsidiary that is a Loan Party), to the extent permitted under this Agreement, or for other corporate purposes not prohibited under this Agreement; provided that, in the case of inter-company loans made pursuant to this clause (e), (i) such inter-company loans shall be unsecured Subordinated Indebtedness of the Company and (ii) repayment of such inter-company loans shall be made only to the extent permitted by Section 6.11(f); (f) an unsecured subordinated intercompany loan made by NP International to the Company on the effective date of the Existing Credit Agreement not to exceed $50,000,000 at any time outstanding to finance the growth of the Domestic Loan Parties’ filtration business to the extent permitted under this Agreement; (g) any unsecured subordinated inter-company loans made from time to time by a Domestic Loan Party, directly or indirectly, to any German Borrower, in order to enable the German Borrower Excess Utilization of such German Borrower to be eliminated; (h) inter-company loans made from time to time by a German Borrower to another German Borrower, in order to enable the German Borrower Excess Utilization of the latter German Borrower to be eliminated; (i) inter-company loans under any German cash pooling system operated between some or all of the German Borrowers in the manner as in effect on the date hereof; (j) inter-company loans based on book entries into virtual offset-accounts operated between the German Loan Parties and reflecting transactions between such German Loan Parties, or virtual offset accounts between a German Loan Party and Neenah Gessner Unterstützungskasse GmbH or Leiss-GmbH & Co. KG reflecting transactions not otherwise prohibited hereunder; and (k) unsecured loans or equity investments (or any combination thereof) by Neenah Northeast, LLC (f/k/a FiberMark North America, LLC f/k/a FiberMark North America, Inc., as successor by merger to ASP FiberMark Acquisition Co.) to Neenah International UK Limited, a company formed under the laws of England and Wales (f/k/a ASP FiberMark UK Limited), not to exceed $10,000,000 at any one time outstanding, and any refinancing thereof in an amount not exceeding $10,000,000 at any time outstanding.
“Loan Documents” means, collectively, this Agreement, the First Amendment, the Second Amendment, each Borrowing Subsidiary Agreement, each Joinder Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications and any agreements between the applicable Borrower Representative and an Issuing Bank regarding such Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrowers and such Issuing Bank in connection with the issuance by such Issuing Bank of Letters of Credit, the Collateral Documents, the Loan Guaranty and all other agreements, instruments, documents and certificates executed and delivered by a Loan Party to, or in favor of, the Administrative Agent or any Lender pursuant to the transactions contemplated hereby (excluding Swap Agreements and agreements evidencing Banking Services Obligations). Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Payment Condition Threshold” means:
(a) solely with respect to (i) the redemption of the Senior Notes and the related satisfaction and discharge of the Senior Note Indenture with a portion of the proceeds from the sale of Additional Senior Notes, and (ii) the payment of Cash Dividends, in each case pursuant to Section 6.11(b), from the Second Amendment Effective Date until the earlier of (A) the issuance of Additional Senior Notes in an aggregate amount of at least $200,000,000 and (B) ninety (90) days after the consummation of the Specified Acquisition, the greater of (x) $10,000,000 and (y) 5.0% of the Aggregate Commitment; or
(b) for any other purpose or at any other time, the greater of (i) $25,000,000 and (ii) 12.5% of the Aggregate Commitment.
“Quarterly Domestic Equipment Component Amortization Amount” means (a) $776,870.00 with respect to the Eligible Equipment of the Domestic Borrowers owned as of the Effective Date and (b) the applicable Specified Amortization Amount with respect to all Specified Domestic Equipment (if any) eligible to be included in the Domestic Equipment Component pursuant to Section 2.28, in each case, as such amount shall be adjusted by the Administrative Agent (i) upon the consummation of Dispositions of such Eligible Equipment and (ii) at such time as any Equipment which was previously Eligible Equipment ceases to be Eligible Equipment hereunder, by the applicable percentage of the Net Recovery Value Percentage of the Property so disposed of or the Equipment which has ceased to be Eligible Equipment hereunder, as applicable.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.3New Definitions. Section 1.01 of the Credit Agreement is amended to add thereto in alphabetical order the following definitions which shall read in full as follows:
“Acquired Asset Borrowing Base Certificate” has the meaning given to such term in Section 5.03(i).
“Acquired Asset Component Implementation Date” means five (5) Business Days (or such shorter period as the Administrative Agent may from time to time approve in its sole discretion) after the Administrative Agent’s receipt of the Acquired Asset Borrowing Base Certificate delivered pursuant to Section 5.03(i), which Acquired Asset Borrowing Base Certificate includes any Eligible Acquired Receivables, any Eligible Acquired Inventory and/or the Acquired Domestic Equipment Component in the calculation of the Domestic Borrowing Base in connection with such Acquisition with respect to which a field examination or appraisal, as applicable, has not been completed pursuant to Section 5.04(b). Notwithstanding the foregoing, the Acquired Asset Component Implementation Date will not occur on a date prior to the consummation date of any applicable Acquisition, but may be implemented substantially contemporaneously with the consummation of any Acquisition and funding thereof with the proceeds of a Designated Acquisition Borrowing.
“Acquired Domestic Equipment Component” means, as of any date of determination, 50% of the net book value of the Eligible Acquired Equipment acquired (or to be acquired substantially contemporaneously with the funding of any applicable Acquisition with the proceeds of a Designated Acquisition Borrowing) by a Domestic Borrower (and/or the Eligible Acquired Equipment of any Domestic Subsidiary acquired (or substantially contemporaneously acquired, as the case may be) at such time that has or will become a Domestic Borrower pursuant to Section 5.10), in each case, in connection with an Acquisition permitted pursuant to Section 6.04 with respect to which an appraisal has not been completed pursuant to Section 5.04(b) as of the applicable Acquired Asset Component Implementation Date, as such amount shall reduce (a) upon the consummation of Dispositions of such Eligible Acquired Equipment, or (b) at such time as such Equipment ceases to be Eligible Acquired Equipment hereunder, by 50% of the net book value of the Property so disposed of or the Equipment which has ceased to be Eligible Acquired Equipment hereunder, as applicable.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“BHC Act Affiliate” means, as to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning given to such term in Section 9.22.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Designated Acquisition Borrowing” means any Loan drawn by a Domestic Borrower to fund, in whole or in part and substantially contemporaneously with the consummation thereof, any Acquisition permitted under this Agreement, in reliance on the most recent Acquired Asset Borrowing Base Certificate delivered pursuant to Section 5.03(i).
“Dividing Person” has the meaning given to such term in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Eligible Acquired Equipment” means any Equipment that is (a) acquired (or to be acquired substantially contemporaneously with the funding of any applicable Acquisition with the proceeds of a Designated Acquisition Borrowing) by a Domestic Borrower (and/or the Equipment of any Domestic Subsidiary that is acquired (or substantially contemporaneously acquired, as the case may be) and has or will become a Domestic Borrower pursuant to Section 5.10) in connection with an Acquisition permitted under this Agreement, but excluding any such Equipment that is not in good working order and condition (ordinary wear and tear excepted) or is not used or held for use by the applicable Domestic Borrowers or such Domestic Subsidiary in the ordinary course of business of the Domestic Borrowers or such Domestic Subsidiary and (b) acceptable to the Administrative Agent in its reasonable credit judgment.
“Eligible Acquired Inventory” means any Inventory that is (a) acquired (or to be acquired substantially contemporaneously with the funding of any applicable Acquisition with the proceeds of a Designated Acquisition Borrowing) by a Domestic Borrower (and/or the Inventory of any Domestic Subsidiary that is acquired (or substantially contemporaneously acquired, as the case may be) and has or will become a Domestic Borrower pursuant to Section 5.10) in connection with an Acquisition permitted under this Agreement, but excluding any such Inventory that is returned, shopworn, defective, damaged, obsolete, or broken, or any such Inventory that is currently not usable or saleable in the normal course of business of the applicable Domestic Borrowers or such Domestic Subsidiary and (b) acceptable to the Administrative Agent in its reasonable credit judgment.
“Eligible Acquired Receivables” means any Receivables that are (a) acquired (or to be acquired substantially contemporaneously with the funding of any applicable Acquisition with the proceeds of a Designated Acquisition Borrowing) by a Domestic Borrower (and/or the Receivables of any Domestic Subsidiary that is acquired (or substantially contemporaneously acquired, as the case may be) and has or will become a Domestic Borrower pursuant to Section 5.10) in connection with an Acquisition permitted under this Agreement, but excluding (i) unpaid sales, excise or similar taxes owed by any of the applicable Domestic Borrowers or such Domestic Subsidiary; and (ii) returns, discounts, claims, credits and allowances of any nature asserted or taken by Account Debtors of any of the applicable Domestic Borrowers or such Domestic Subsidiary and (b) acceptable to the Administrative Agent in its reasonable credit judgment.
“Hong Kong Collateral Agent” has the meaning assigned to such term in the applicable Hong Kong Collateral Documents.

“Hong Kong Collateral Documents” means, collectively, any pledge agreement, security agreement, or other collateral agreement that is entered into by any German Loan Party (or any share pledge with respect to the shares of any German Loan Party) which is governed by the laws of Hong Kong in favor of the Administrative Agent (in its capacity as Hong Kong Collateral Agent), in each case, in form and substance reasonably satisfactory to the Administrative Agent and entered into pursuant to the terms of this Agreement or any other Loan Document (including Section 5.10), as any of them may from time to time be amended, modified, restated or supplemented.
“Hong Kong Insolvency” means (a) any Hong Kong Relevant Entity is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; (b) the value of the assets of any Hong Kong Relevant Entity is less than its liabilities (taking into account contingent and prospective liabilities) or (c) a moratorium is declared in respect of any indebtedness of any Hong Kong Relevant Entity.
“Hong Kong Insolvency Event” means an event which amounts to a Hong Kong Insolvency, including any corporate action, legal proceedings or other procedure or step is taken in relation to: (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganization (by way of voluntary agreement, scheme of arrangement or otherwise) of any Hong Kong Relevant Entity; (b) a composition or arrangement with any creditor of any Hong Kong Relevant Entity, or any assignment for the benefit of creditors generally of any Hong Kong Relevant Entity or class of such creditors; (c) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any Hong Kong Relevant Entity or any of its assets; or (d) enforcement of any Lien over any assets of any Hong Kong Relevant Entity, or any analogous procedure or step is taken in any jurisdiction.
“Hong Kong Relevant Entity” means any German Loan Party or any Loan Party capable of becoming subject of insolvency proceedings under Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32).
“Neenah HK” means Neenah Hong Kong, Limited, a company organized under the laws of Hong Kong, and after the consummation of the Specified Intercompany Restructuring Transactions, a Wholly-Owned Subsidiary of the Company.

“NP International Note” means that certain promissory note, dated as of October 7, 2006, by NP International initially payable to the order of FinCo, which evidences the Inter-Company Loans described in clause (c) of the definition of Inter-Company Loans, as such promissory note has been amended, and as it may be amended, restated or replaced from time to time as permitted under the terms of this Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning given to such term in Section 9.22.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Second Amendment” means that certain Second Amendment to Fourth Amended and Restated Credit Agreement dated as of the Second Amendment Effective Date, by and among the Borrowers, the other Loan Parties, the Administrative Agent and the Lenders party thereto.
“Second Amendment Effective Date” means March 12, 2020.
“Specified Acquisition” means the Acquisition by the Specified Acquisition Subsidiary of the Equity Interests in Vectorply, pursuant to the terms and conditions of the Specified Acquisition Documents.
“Specified Acquisition Agreement” means that certain Stock Purchase Agreement dated as of March 3, 2020, by and among the Specified Acquisition Subsidiary, as buyer, MSouth Equity Partners, L.P., Northstar Mezzanine Partners V, L.P. and the other Persons signatory thereto as sellers, and MSouth Equity Partners, L.P., as sellers’ representative thereunder and Vectorply, with respect to the Acquisition by the Company of the Equity Interests in Vectorply.
“Specified Acquisition Documents” means (a) the Specified Acquisition Agreement and (b) all conveyances, assignments, bills of sale, and other material agreements and instruments executed and delivered in connection with the Specified Acquisition, in each case, as the same may be amended, supplemented or otherwise modified from time to time to the extent permitted under Section 6.21.
“Specified Acquisition Subsidiary” means Neenah Composites, LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of the Company.
“Specified Amortization Amount” has the meaning given to such term in Section 2.28.
“Specified Domestic Equipment” has the meaning given to such term in Section 2.28.
“Specified Domestic Equipment Component Amount” has the meaning given to such term in Section 2.28.
“Specified Domestic Equipment Component Notice Date” has the meaning given to such term in Section 2.28.
“Specified Intercompany Restructuring Transactions” means, collectively, the consummation of (a) a dividend made by Neenah Global Holdings B.V. to the Company of one hundred percent (100%) of the Equity Interests of Neenah HK, (b) the assignment by FinCo to NP International HoldCo of the Inter-Company Loan owed to FinCo by NP International, and evidenced by the NP International Note, and the extinguishment of the applicable Inter-Company Loan owed by FinCo to NP International HoldCo and evidenced by the FinCo Note, as the consideration for the assignment of the former Inter-Company Loan,

(c) the distribution of such assigned Inter-Company Loan (evidenced by the NP International Note) by NP International HoldCo to the Company, and (d) the contribution of such assigned Inter-Company Loan (evidenced by the NP International Note) by the Company to Neenah HK, as any or all of the foregoing transaction steps may be modified to conform to applicable German law (to the extent such modifications are approved by the Administrative Agent in the exercise of its reasonable credit judgment), in each case, together with the transactions related thereto.
“Supported QFC” has the meaning given to such term in Section 9.22.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“U.S. Special Resolution Regimes” has the meaning given to such term in Section 9.22.

“Vectorply” means Vectorply Corporation, a Georgia corporation.

1.3Amendments to Definitions.
a.The definition of “Collateral Documents” contained in Section 1.01 of the Credit Agreement is hereby amended by inserting a reference to the phrase “the Hong Kong Collateral Documents,” immediately before the reference to the phrase “the Dutch Collateral Documents” therein.
b.Clause (c) of the definition of “Eligible Receivables” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(c)    the Receivables do not otherwise constitute Ineligible Receivables (provided, however, that, after giving effect to the advance rates set forth in the applicable German Borrowing Base, up to $10,000,000 of Ineligible Receivables of the German Borrowers shall be treated as not being Ineligible Receivables if and to the extent such Receivables are otherwise eligible but for the fact that such Receivables are owed by Account Debtors that are not located in an Eligible German Borrower Jurisdiction).
c.Clause (a) of the definition of “Excluded Subsidiary” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to “Neenah Hong Kong Ltd.” therein with a reference to the phrase “Neenah HK prior to the earlier to occur of (i) consummation of the Specified Intercompany Restructuring Transactions, and (ii) Neenah HK becoming a German Guarantor pursuant to Section 6.04(7)”.
d.Clause (v) of the definition of “Fixed Charge Coverage Ratio” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(v) the Quarterly Domestic Equipment Component Amortization Amount per three calendar month period in respect of scheduled reductions, if any, of the Domestic Equipment

Component as set forth in clause (a)(i) and clause (b)(i) of the definition of Domestic Equipment Component, plus
e.The definition of “German Collateral Agent” contained in Section 1.01 of the Credit Agreement is hereby amended by inserting a reference to the phrase “, the Hong Kong Collateral Documents” immediately after the reference to the phrase “the applicable German Collateral Documents” therein.
f.The last paragraph in the definition of “Ineligible Inventory” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, except for any Eligible Acquired Inventory included in clause (f) of the definition of “Domestic Borrowing Base” solely to the extent permitted pursuant to the terms and conditions set forth therein, no Inventory purchased or otherwise acquired through any Acquisition or other Investment permitted hereunder after the Effective Date shall be included within the applicable Borrowing Base for purposes hereof unless and until the Administrative Agent shall have conducted a field examination (which shall be conducted within a reasonable time (in the Administrative Agent’s judgment) after the applicable Borrower Representative’s request at the applicable Borrowers’ cost and expense) of the applicable books, records and operations for the assets or Subsidiary so acquired in order to reasonably satisfy the Administrative Agent that the Inventory so acquired generally satisfies the above-described standards of eligibility.
g.The second to last sentence in the definition of “Ineligible Receivables” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, except for any Eligible Acquired Receivables included in clause (d) of the definition of “Domestic Borrowing Base” solely to the extent permitted pursuant to the terms and conditions set forth therein, no Receivables purchased or otherwise acquired through any Acquisition or other Investment permitted hereunder after the Effective Date shall be deemed to constitute Eligible Receivables for purposes hereof unless and until the Administrative Agent shall have conducted a field examination (which shall be conducted within a reasonable time (in the Administrative Agent’s judgment) after the applicable Borrower Representative’s request at the applicable Borrower’s cost and expense) of the applicable books, records and operations for the assets or Subsidiary so acquired in order to satisfy the Administrative Agent that the Receivables so acquired generally satisfy the above-described standards of eligibility.
h.The definition of “Net Recovery Value Percentage” contained in Section 1.01 of the Credit Agreement is hereby amended by inserting a reference to “or Section 2.28” immediately after the reference to “Section 5.04” therein.
1.4Amendment to Section 1.03(b) of the Credit Agreement. Paragraph (b) of Section 1.03 of the Credit Agreement is hereby amended by replacing each reference to “division” therein with a reference to “Division”.
1.5Amendment to Article I of the Credit Agreement. Article I of the Credit Agreement is hereby amended by adding a new Section 1.10 immediately following Section 1.09 of the Credit Agreement, which new Section 1.10 shall read in full as follows:
Section 1.10    Divisions. For all purposes under the Loan Documents, in connection with any Division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.6Amendment to Article II of the Credit Agreement. Article II of the Credit Agreement is hereby amended by adding a new Section 2.28 immediately following Section 2.27 of the Credit Agreement, which new Section 2.28 shall read in full as follows:
Section 2.28    Specified Domestic Equipment. With respect to any Eligible Acquired Equipment acquired (or to be acquired substantially contemporaneously with the funding of any applicable Acquisition with the proceeds of a Designated Acquisition Borrowing) by a Domestic Borrower (and/or the Eligible Acquired Equipment of any Domestic Subsidiary acquired (or substantially contemporaneously acquired, as the case may be) at such time) in connection with an Acquisition permitted pursuant to Section 6.04, contemporaneously with the delivery of the applicable Acquired Asset Borrowing Base Certificate, the Domestic Borrower Representative shall deliver an irrevocable written notice to the Administrative Agent to the extent the Domestic Borrower Representative elects to include such Eligible Acquired Equipment in the Domestic Equipment Component of the Domestic Borrowing Base (such Eligible Acquired Equipment, the “Specified Domestic Equipment”). Within sixty (60) days after the consummation of the applicable Acquisition (as such date may be extended by the Administrative Agent in its reasonable credit judgment), the Administrative Agent will, at the Domestic Borrowers’ expense and in addition to the appraisal rights and obligations pursuant to Section 5.04(b), order and obtain an appraisal of such Specified Domestic Equipment by an appraisal firm satisfactory to the Administrative Agent. Promptly after the date by which (i) an appraisal of such Specified Domestic Equipment is completed to the satisfaction of the Administrative Agent and (ii) in the case of an Acquisition of a Domestic Subsidiary that owns such Specified Domestic Equipment, such Domestic Subsidiary becomes a Domestic Borrower pursuant to Section 5.10(a) have both been satisfied, the Administrative Agent will evaluate such appraisal and shall, in its sole discretion and acting in good faith, propose an initial value (a “Specified Domestic Equipment Component Amount”) and an amortization value (a “Specified Amortization Amount”) with respect to such Specified Domestic Equipment that constitutes Eligible Equipment. The Administrative Agent shall notify the Domestic Borrower Representative and the Lenders of the Specified Domestic Equipment Component Amount and the Specified Amortization Amount (such date, a “Specified Domestic Equipment Component Notice Date”), and such Specified Domestic Equipment may be included in the calculation of the Domestic Equipment Component in each Borrowing Base Certificate delivered thereafter (subject to the eligibility criteria and other terms and conditions set forth in this Agreement).
1.7Amendment to Section 3.12 of the Credit Agreement. Clause (e) of Section 3.12 of the Credit Agreement is hereby amended by inserting a reference to the phrase “, Hong Kong Insolvency Event” immediately after the reference to the phrase “German Insolvency Event” therein.
1.8Amendment to Section 3.21 of the Credit Agreement. Section 3.21 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Section 3.21    Status of Receivables and Other Collateral. Each Loan Party is and shall be the sole owner, free and clear of all Liens except in favor of the Administrative Agent or otherwise permitted under Section 6.02 hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in all of the Collateral (other than Excluded Assets) owned by such Loan Party. Each Receivable reported by the Loan Parties as an Eligible Receivable meets the requirements of the definition of Eligible Receivable, each Receivable reported by the Loan Parties as an Eligible Acquired Receivable meets the requirements of the definition of Eligible Acquired Receivable, each item of Inventory reported by the Loan Parties as Eligible Inventory meets the requirements of the definition of Eligible Inventory, each item of Inventory reported by the Loan Parties as Eligible Acquired Inventory meets the requirements of the definition of Eligible Acquired Inventory, each item of Eligible Equipment reported by the Loan Parties as Eligible Equipment meets the requirements of the definition of Eligible Equipment, each item of Eligible Acquired Equipment reported by the Loan Parties as Eligible Acquired Equipment meets the requirements of the definition of Eligible Acquired Equipment and each Real Property Asset reported by the Loan Parties as Eligible Real Estate meets the requirements of the definition of Eligible Real Estate.
1.9Amendment to Section 3.27 of the Credit Agreement. Section 3.27 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Section 3.27    Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
1.10Amendment to Section 5.03 of the Credit Agreement. Clause (i) of Section 5.03 of the Credit Agreement is hereby amended by amending and restating the “provided, further” clause at the end of such clause to read in full as follows:
provided, further, that (x) during a Reporting Trigger Period or upon the occurrence and during the continuation of a Default or Event of Default, the Administrative Agent may, in its discretion, require such Borrowing Base Certificate on a basis more frequently than weekly, (y) in connection with any permitted Acquisition under this Agreement, the Domestic Borrower Representative shall deliver a pro forma Borrowing Base Certificate acceptable to the Administrative Agent during the period beginning fifteen (15) Business Days prior to the consummation date of such Acquisition and ending five (5) Business Days after the consummation date of such Acquisition solely to the extent any Eligible Acquired Receivables, Eligible Acquired Inventory and/or Eligible Acquired Equipment are to be included in the Domestic Borrowing Base as of the Acquired Asset Component Implementation Date (the “Acquired Asset Borrowing Base Certificate”) and (z) the Domestic Borrower Representative shall deliver a pro forma Borrowing Base Certificate acceptable to the Administrative Agent promptly after any Eligible Acquired Receivables, Eligible Acquired Inventory and/or Eligible Acquired Equipment are no longer permitted to be included in the calculation of the Domestic Borrowing Base pursuant to the terms and conditions set forth in clauses (d), (f) and (h) of the definition of the Domestic Borrowing Base;
1.11Amendment to Section 5.05 of the Credit Agreement. Section 5.05(b) of the Credit Agreement is hereby amended by adding the following sentence at the end thereof to read in full as follows:
Notwithstanding anything to the contrary in the foregoing, (A) the Loan Parties shall only be required to comply with Section 5.05(b)(ii) above with respect to any Real Property Asset acquired in connection with the Specified Acquisition solely upon the Administrative Agent’s written request (it being understood that the 120 day time period set forth above in Section 5.05(b)(ii) shall begin with respect to such Real Property Asset to occur on the later to occur of (x) the date of delivery of the

Administrative Agent’s written request and (y) the Subsidiary owner of such Real Property Asset becoming a Loan Party pursuant to the terms of this Agreement) and (B) in no event will the Loan Parties create or suffer to exist any Lien upon such Real Property Asset (other than Liens permitted under Section 6.02(a), Section 6.02(b), Section 6.02(d), Section 6.02(e), Section 6.02(f), Section 6.02(j), Section 6.02(n), Section 6.02(o) and Section 6.02(p)).
1.12Amendment to Section 6.01 of the Credit Agreement. Clause (f) of Section 6.01 of the Credit Agreement is hereby amended by inserting a reference to the phrase “other than in connection with the Specified Intercompany Restructuring Transactions,” immediately before the reference to the phrase “no such Indebtedness” therein.
1.13Amendment to Section 6.04 of the Credit Agreement. Section 6.04 of the Credit Agreement is hereby amended by:
a.deleting the word “or” appearing at the end of clause (e) therein;
b.inserting the word “or” at the end of clause (f) therein;
c.inserting a new clause (g) immediately after clause (f) therein to read in full as follows:
(g)    consummate a Division as the Dividing Person, without the prior written consent of Administrative Agent. Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of Administrative Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Section 5.10 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents;
d.amending the introductory language of clause (2) of the proviso thereof to read “any of the Loan Parties or their Subsidiaries” rather than “any of the Loan Parties’ Subsidiaries”;
e.replacing the period at the end of clause (4) of the proviso thereof with a semi-colon;
f.deleting the word “and” appearing at the end of clause (5) of the proviso thereof;
g.amending and restating the introductory clause and beginning of the first proviso set forth in clause (6) of the proviso thereof immediately before the reference to “(i) such transaction” set forth therein to read in full as follows:
(6)    the Loan Parties may consummate the Specified Acquisition in accordance with the Specified Acquisition Documents or the Loan Parties may purchase or otherwise acquire all or a substantial portion of the assets of one or more Persons, or any Equity Interests in any Person; provided, that, in each case,
h.amending clause (i) of the initial proviso in clause (6) to replace the reference in the parentheses to “Limited Conditionality Acquisition” with “Limited Conditionality Transaction”;
i.replacing the period at the end of clause (6) of the proviso thereof with a reference to “; and”; and
j.inserting a new clause (7) at the end of the proviso thereof to read in full as follows:
(7)     any of the Loan Parties or their Subsidiaries may consummate the Specified Intercompany Restructuring Transactions; provided that within ninety (90) days after the

Specified Intercompany Restructuring Transactions have been completed (as such date may be extended by the Administrative Agent in its reasonable credit judgment), each applicable Loan Party will execute and deliver, or cause to be executed and delivered, to the Administrative Agent, (i) a Guaranty and/or Joinder Agreement, as applicable, in order for Neenah HK to become a German Guarantor, and (ii) such documents, agreements and instruments (each to be in form and substance reasonably acceptable to the Administrative Agent), and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01 and/or the equivalents of any of the foregoing in Hong Kong, as applicable), which may be required by any Requirement of Law or which the Administrative Agent may reasonably request to cause (x) the Equity Interests of Neenah HK and (y) subject to Section 5.10, any other assets of Neenah HK solely to the extent requested by the Administrative Agent, in each case, to be subject to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, pursuant to the other terms and conditions of the Loan Documents, but subject to the limitations contained in the definition of “Excluded Assets” (including any amendment of the organizational documents reasonably requested by the Administrative Agent);
1.14Amendment to Section 6.13 of the Credit Agreement. Section 6.13 of the Credit Agreement is hereby amended by inserting a reference to the phrase “or in connection with the Specified Intercompany Restructuring Transactions” immediately after the reference to the phrase “Except as set forth on Schedule 6.13” therein.
1.15Amendment to Section 6.18 of the Credit Agreement. Section 6.18 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Section 6.18    Deposit Accounts. Subject to the last two sentences of this Section 6.18, (a) establish any additional deposit accounts for any purpose (i) which are not listed in Section II of the Perfection Certificate (as updated from time to time pursuant to the terms hereof) and (ii) unless such additional deposit accounts are (or within the applicable time period set forth in Section 5.10, become) Controlled Accounts; (b) allow any of the Company’s foreign exchange accounts identified in Section II of the Perfection Certificate, each with Bank of America, N.A., to remain open or to be reopened, or to hold any funds of any Loan Party, unless such foreign exchange accounts are covered by a Tri-Party Agreement containing arrangements satisfactory to the Administrative Agent with respect to such accounts, or (c) allow the aggregate balance of one or more deposit accounts heretofore or hereafter established in the ordinary course of business as part of the administration of employee benefits and not subject to a Tri-Party Agreement to exceed $600,000 (other than deposit accounts of any Loan Party held with a Lender which deposit accounts solely receive funds from deposit accounts that are subject to Tri-Party Agreements). Notwithstanding anything to the contrary contained in the foregoing provisions of this Section 6.18, (A) any Loan Party that is a Foreign Subsidiary not formed under the laws of Germany and whose primary purpose (i) is to own the Equity Interests of one or more other Foreign Subsidiaries, or (ii) is otherwise not to engage directly in manufacturing activities, shall be permitted to establish and maintain up to two deposit accounts that are not subject to a Tri-Party Agreement, provided that, the balance on hand at any time in such deposit account does not exceed the sum of (1) €200,000 (or the then equivalent amount in U.S. Dollars or in the local currency of the jurisdiction where such account is located), plus (2) amounts received by such Loan Party from time to time as capital contributions or proceeds of any intercompany Indebtedness permitted under Section 6.01(f)

that are held for not more than five (5) Business Days (or such longer period as the Administrative Agent may approve in writing from time to time) pending application to the costs of making any Acquisition permitted under the provisions of Section 6.04, plus (3) amounts received by such Loan Party from time to time either (I) as dividends or distributions from any of such Loan Party’s direct or indirect Subsidiaries permitted under Section 6.11, or (II) as payments of principal, interest or other amounts due from the Company or any of its Subsidiaries in respect of intercompany Indebtedness permitted under the provisions of Section 6.01(f) and held by such Loan Party, and that, in the case of clauses (I) and (II), are held in such deposit account for not more than five (5) Business Days (or such longer period as the Administrative Agent may approve in writing from time to time) pending application of such amounts to the payment of either (x) principal, interest or other amounts due in respect of intercompany Indebtedness permitted under the provisions of Section 6.01(f), (y) Taxes or (z) dividends or distributions permitted to be paid by such Loan Party to another Loan Party which is the direct parent of such Loan Party; provided that, in the event the amount held in any deposit account referred to in the immediately preceding sentence exceeds the permissible amount, the Loan Party that owns such deposit account shall promptly notify the Administrative Agent thereof and shall cause such account to become subject to a Tri-Party Agreement within thirty (30) days of the occurrence thereof (or within such longer period as the Administrative Agent may approve in writing from time to time); and (B) any Foreign Subsidiary not formed under the laws of Germany that becomes a German Loan Party after the Effective Date shall be permitted to maintain deposit accounts that are not subject to a Tri-Party Agreement for a period of sixty (60) days commencing on the date such Foreign Subsidiary becomes a German Loan Party (or such longer period as the Administrative Agent may approve in writing from time to time); provided that, upon the expiration of such sixty (60) day period (or such longer period as the Administrative Agent may approve in writing from time to time), all deposit accounts maintained and/or thereafter established by such Loan Party must be Controlled Accounts or accounts of the type described in clause (A) of this sentence, or in clause (c) of this Section 6.18.
1.16Amendment to Article VI of the Credit Agreement. Article VI of the Credit Agreement shall be amended by adding a new Section 6.21 immediately following Section 6.20 of the Credit Agreement, which new Section 6.21 shall read in full as follows:
Section 6.21    Specified Acquisition Documents. Without the prior written consent of the Administrative Agent, modify any of the Specified Acquisition Documents in a manner that is materially adverse to the Lenders.
1.17Amendment to Section 7.02(g) of the Credit Agreement. Clause (g) of Section 7.02 of the Credit Agreement is hereby amended by inserting a reference to the phrase “, a Hong Kong Insolvency Event” immediately after the reference to the phrase “German Insolvency Event” therein.
1.18Amendments to Section 8.09 of the Credit Agreement. Section 8.09 of the Credit Agreement shall be amended by:
a.amending the introductory paragraph of clause (d) of Section 8.09 of the Credit Agreement by inserting a reference to the phrase “, the Hong Kong Collateral Documents” immediately after both references to the phrase “the German Collateral Documents” therein; and
b.amending sub-clause (ii) of clause (d) of Section 8.09 of the Credit Agreement by inserting a reference to the phrase “, any Hong Kong Collateral Document” immediately after the reference to the phrase “any German Collateral Document” therein.

1.19Amendment to Article VIII of the Credit Agreement. Article VIII of the Credit Agreement shall be amended by adding a new Section 8.14 immediately following Section 8.13 of the Credit Agreement, which new Section 8.14 shall read in full as follows:
Section 8.14    Appointment of Hong Kong Collateral Agent as Security Trustee. For purposes of any Liens or Collateral created under the Hong Kong Collateral Documents and any additional security document governed by the laws of Hong Kong, the following additional provisions shall apply:
(a)The Secured Parties hereby irrevocably appoint the Hong Kong Collateral Agent to hold the security interests constituted by the Hong Kong Collateral Documents as its trustee under and in connection with each Hong Kong Collateral Document on the terms and conditions set out in each such Hong Kong Collateral Document and the Hong Kong Collateral Agent accepts that appointment.

(b)The Hong Kong Collateral Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with (i) its activities under the Loan Documents; and (ii) its engagement in any kind of banking or other business with any Loan Party.
(c)Nothing in this Agreement constitutes the Hong Kong Collateral Agent as a trustee or fiduciary of, nor shall the Hong Kong Collateral Agent have any duty or responsibility to, any Loan Party.

(d)The Hong Kong Collateral Agent shall not have any duties or obligations, implied or otherwise, to any other Person except for those which are expressly specified in the Loan Documents or mandatorily required by applicable law.

(e)The Hong Kong Collateral Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any Person to act jointly with the Hong Kong Collateral Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Hong Kong Collateral Agent thinks fit and with such of the duties, rights, powers and discretions vested in the Hong Kong Collateral Agent by the Hong Kong Collateral Documents as may be conferred by the instrument of appointment of that Person.

(f)Each Secured Party confirms its approval of the Hong Kong Collateral Documents and authorizes and instructs the Hong Kong Collateral Agent: (i) to execute and deliver the Hong Kong Collateral Documents; (ii) to exercise the rights, remedies, powers and discretions given to the Hong Kong Collateral Agent (in its capacity as security trustee) under or in connection with each Hong Kong Collateral Document together with any other incidental rights, powers and discretions; and (iii) to give any authorizations and confirmations to be given by the Hong Kong Collateral Agent (in its capacity as security trustee) on behalf of the Secured Parties under the Hong Kong Collateral Documents.

(g)The Hong Kong Collateral Agent may accept without inquiry the title (if any) which any Person may have to the Collateral under the Hong Kong Collateral Documents.

(h)Each Secured Party confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by a Hong Kong Collateral Document and accordingly authorizes the Hong Kong Collateral Agent to hold such security interest in its sole name as trustee for the Secured Parties.

(i)On a disposal of any of the Collateral under the Hong Kong Collateral Documents which is permitted under the Loan Documents, the Hong Kong Collateral Agent shall (at the cost of the Loan Parties) execute any release of the Hong Kong Collateral Documents or other claim over that Collateral and issue any certificates of non-crystallization of floating charges (if applicable) that may be required or take any other action that the Hong Kong Collateral Agent considers desirable.

(j)The Hong Kong Collateral Agent shall not be liable for:

(i)	any defect in or failure of the title (if any) which any Person may have to any assets over which security is intended to be created by a Hong Kong Collateral Document;

(ii)	any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by a Hong Kong Collateral Document;

(iii)
the exercise of, or the failure to exercise, any right, power or discretion given to it by or in connection with any Loan Document or any other agreement, arrangement or document entered into, or executed in anticipation of, under or in connection with, any Loan Document; or

(iv)	any shortfall which arises on enforcing a Hong Kong Collateral Document.

(k)	The Hong Kong Collateral Agent shall not be obligated to:

(i)	obtain any authorization or permit in respect of the Collateral or the Hong Kong Collateral Documents;

(ii)	hold in its own possession a Hong Kong Collateral Document, title deed or other document relating to the Collateral or Hong Kong Collateral Documents;

(iii)	perfect, protect, register, make any filing or give any notice in respect of a Hong Kong Collateral Document (or the order of ranking of a Hong Kong Collateral Document); or

(iv)	require any further assurances in relation to Hong Kong Collateral Documents.

(l)In respect of any Hong Kong Collateral Document, the Hong Kong Collateral Agent shall not be obligated to: (i) insure, or require any other Person to insure, the Collateral ; or (ii) make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy or enforceability of any insurance existing over such Collateral.

(m) In respect of any Hong Kong Collateral Document, the Hong Kong Collateral Agent shall not have any obligation or duty to any Person for any loss suffered as a result of: (i) the lack or inadequacy of any insurance; or (ii) the failure of the Hong Kong Collateral

Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind.

(n)Any reference in this Agreement to Liens stated to be in favor of the Administrative Agent shall be construed so as to include, where applicable, a reference to Liens granted in favor of the Hong Kong Collateral Agent in such capacity.

1.20Amendment to Section 9.02 of the Credit Agreement. Clause (vii) of Section 9.02(c) of the Credit Agreement is hereby amended by inserting a reference to “, Acquired Domestic Equipment Component” immediately after the reference to “Domestic Equipment Component” therein.
1.21Amendment to Section 9.03 of the Credit Agreement. Clause (i) of Section 9.03(a) of the Credit Agreement is hereby amended by inserting a reference to “and Section 2.28” immediately after the reference to “Section 5.04” therein.
1.22Amendment to Section 9.20 of the Credit Agreement. Section 9.20 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Section 9.20.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
1.23Amendment to Article IX of the Credit Agreement. Article IX of the Credit Agreement is hereby amended by adding a new Section 9.22 immediately following Section 9.21 of the Credit Agreement, which new Section 9.22 shall read in full as follows:
Section 9.22    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
1.24Amendment to Section 13.01 of the Credit Agreement. Section 13.01 of the Credit Agreement is hereby amended by inserting a reference to the phrase “or a Hong Kong Insolvency Event” immediately after the reference to the phrase “a Dutch Insolvency Event” therein.

SECTION 2.Conditions Precedent to Second Amendment. This Second Amendment will be effective as of the Second Amendment Effective Date, on the condition that the following conditions precedent will have been satisfied:
2.1Counterparts. The Agent shall have received counterparts of this Second Amendment duly executed by each of the Loan Parties, the Agent, and the Required Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party).
2.2Closing Certificate. The Agent shall have received a certificate of an Authorized Officer of the Company certifying that (i) attached to such certificate is a true, accurate and complete copy of the Specified Acquisition Agreement, (ii) the representations and warranties of the Loan Parties in this Second Amendment and the other Loan Documents are true and correct in all material respects on and as of that Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, and (iii) no Default or Event of Default then exists.
2.3Agent’s Fees and Expenses. The Domestic Borrowers shall have (a) paid all fees due and payable to the Agent in connection with this Second Amendment on or prior to the Second Amendment Effective Date and (b) paid or reimbursed the Agent for, to the extent invoiced, its out-of-pocket expenses in connection with this Second Amendment and any other out-of-pocket expenses of the Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Agent.
2.4Other Documents. The Agent shall have been provided with such documents, instruments and agreements, and the Loan Parties shall have taken such actions, in each case as the Agent may reasonably require in connection with this Second Amendment and the transactions contemplated hereby.

SECTION 3.Representations and Warranties. The Loan Parties hereby represent and warrant to the Lenders the following (provided that such representations and warranties of the German Loan Parties shall be limited to the facts and circumstances of the German Loan Parties and their Subsidiaries):
3.1the representations and warranties contained in the Credit Agreement, as amended hereby, and the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date, and except for any change of facts expressly permitted under the provisions of the Credit Agreement and the other Loan Documents;
3.2no Default or Event of Default has occurred and is continuing under the Credit Agreement; and
3.3this Second Amendment has been duly executed and delivered by the Loan Parties, and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Loan Parties, enforceable against the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.No Waiver. Nothing contained in this Second Amendment shall be construed as a waiver by the Lenders of any covenant or provision of the Credit Agreement, the other Loan Documents, or of any other contract or instrument between the Loan Parties and any of the Lenders, and the failure of the Lenders at any time or times hereafter to require strict performance by the Loan Parties of any provision thereof shall not waive, affect or diminish any right of the Lenders to thereafter demand strict compliance therewith. The Agent and the Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this Second Amendment and any other contract or instrument between the Loan Parties and the Lenders.

SECTION 5.Survival of Representations and Warranties. All representations and warranties made in this Second Amendment, including any Loan Document furnished in connection with this Second Amendment, shall survive the execution and delivery of this Second Amendment and the other Loan Documents, and no investigation by the Agent or any closing shall affect the representations and warranties or the right of the Agent to rely upon them.

SECTION 6.Expenses. As provided in Section 9.03 of the Credit Agreement and subject to the limitations expressly set forth therein, the Loan Parties hereby agree to pay on demand all legal and other fees, costs and expenses incurred by the Agent in connection with the negotiation, preparation, and execution of this Second Amendment and all related documents.

SECTION 7.Severability. Any provision of this Second Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 8.APPLICABLE LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.Successors and Assigns. This Second Amendment is binding upon and shall inure to the benefit of the Credit Parties and the Loan Parties and their respective successors and assigns, except the Loan Parties may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Agent, other than as expressly permitted under the terms of the Credit Agreement.

SECTION 10.Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed signature page of this Second Amendment by facsimile transmission or PDF electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 11.Effect of Consent. No consent or waiver, express or implied, by the Agent to or for any breach of or deviation from any covenant, condition or duty by the Loan Parties shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

SECTION 12.Headings. The headings of this Second Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 13.Reaffirmation of Loan Documents. This Second Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, and the other Loan Documents are hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

SECTION 14.Loan Document. This Second Amendment constitutes a “Loan Document” under and as defined in the Credit Agreement.

SECTION 15.Entire Agreement. THE CREDIT AGREEMENT, THIS SECOND AMENDMENT, THE OTHER LOAN DOCUMENTS, AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS SECOND AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.
[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date set forth above.
LOAN PARTIES:

DOMESTIC BORROWERS:
NEENAH, INC.
NEENAH PAPER MICHIGAN, INC.
NEENAH FILTRATION, LLC
NEENAH TECHNICAL MATERIALS, INC.
NEENAH PAPER FVC, LLC
NEENAH PAPER FR, LLC
NEENAH FMK HOLDINGS, LLC
ASP FIBERMARK, LLC
NEENAH NORTHEAST, LLC
Neenah Filtration Appleton, LLC

By:    /s/ Bonnie C. Lind
Name: Bonnie C. Lind
Title: Senior Vice President, Chief Financial Officer and
Treasurer

NPCC HOLDING COMPANY, LLC

By: Neenah, Inc., as its sole member

By:    /s/ Bonnie C. Lind
Name: Bonnie C. Lind
Title: Senior Vice President, Chief Financial Officer and
Treasurer

Signature Page to
Second Amendment to Fourth Amended and Restated Credit Agreement
Neenah, Inc.

Neenah Paper International Finance Company B.V.

By:    /s/ Bonnie C. Lind
Name: Bonnie C. Lind
Title: Senior Vice President, Chief Financial Officer and
Treasurer

By:    /s/ E.T. Veerman
Name:    TMF Netherlands B.V.
Title:    Managing Director B

By:    /s/ Ortola Martinez
Name:    TMF Netherlands B.V.
Title:    Managing Director B

Signature Page to
Second Amendment to Fourth Amended and Restated Credit Agreement
Neenah, Inc.

GERMAN GUARANTORS:
Neenah Germany GmbH

By:    /s/ Armin Schwinn
Name: Armin Schwinn
Title: Managing Director

NEENAH PAPER INTERNATIONAL HOLDING COMPANY, LLC

By: Neenah, Inc., as its sole member

By:    /s/ Bonnie C. Lind
Name: Bonnie C. Lind
Title: Senior Vice President, Chief Financial Officer and
Treasurer

Neenah Paper International, LLC

By:    /s/ Bonnie C. Lind
Name: Bonnie C. Lind
Title: Senior Vice President, Chief Financial Officer and
Treasurer

Neenah Global Holdings B.V.

By:    /s/ Bonnie C. Lind
Name: Bonnie C. Lind
Title: Senior Vice President, Chief Financial Officer and
Treasurer

Signature Page to
Second Amendment to Fourth Amended and Restated Credit Agreement
Neenah, Inc.

GERMAN BORROWERS:
Neenah Services GmbH & Co. KG
represented by its general partner
Neenah Germany GmbH

By:    /s/ Armin Schwinn
Name: Armin Schwinn
Title: Managing Director of Neenah Germany GmbH (general
partner)

Neenah Gessner GmbH

By:    /s/ Armin Schwinn
Name: Armin Schwinn
Title: Managing Director

Neenah gESSNER Grundstücksverwaltungs-gesellschaft mbH & Co. KG represented by its general partner
Neenah Germany GmbH

By:    /s/ Armin Schwinn
Name: Armin Schwinn
Title: Managing Director of Neenah Germany GmbH (general
partner)

Signature Page to
Second Amendment to Fourth Amended and Restated Credit Agreement
Neenah, Inc.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Hong Kong Collateral Agent, Issuing Bank, Swingline Lender and a Domestic Tranche Lender

By:    /s/ Andrew Rossman
Name:    Andrew Rossman
Title:    Authorized Signatory

J.P. MORGAN EUROPE LIMITED,
as German Collateral Agent

By:    /s/ Kennedy A. Capin
Name:    Kennedy A. Capin
Title:    Authorized Officer

JPMORGAN CHASE BANK, N.A. (LONDON BRANCH),
as a German Tranche Lender

By:    /s/ Kennedy A. Capin
Name:    Kennedy A. Capin
Title:    Authorized Officer

Signature Page to
Second Amendment to Fourth Amended and Restated Credit Agreement
Neenah, Inc.

BANK OF AMERICA, N.A.,
as Syndication Agent and a Domestic Tranche Lender

By:    /s/ Michelle L. Terwilleger
Name:    Michelle L. Terwilleger
Title:    VP

Signature Page to
Second Amendment to Fourth Amended and Restated Credit Agreement
Neenah, Inc.

BANK OF AMERICA, N.A.,
as a German Tranche Lender

By:    /s/ Michelle L. Terwilleger
Name:    Michelle L. Terwilleger
Title:    VP

Signature Page to
Second Amendment to Fourth Amended and Restated Credit Agreement
Neenah, Inc.

COMMERZBANK AG, NEW YORK BRANCH,
as a Domestic Tranche Lender

By:    /s/ Michael Ravelo
Name:    Michael Ravelo
Title:    Managing Director

By:    /s/ Veli-Matti Ahonen
Name:    Veli-Matti Ahonen
Title:    Vice President

Signature Page to
Second Amendment to Fourth Amended and Restated Credit Agreement
Neenah, Inc.

BMO HARRIS BANK, N.A.,
as a Domestic Tranche Lender

By:    /s/ Sarah E. Fyffe
Name:    Sarah E. Fyffe
Title:    Vice President

Signature Page to
Second Amendment to Fourth Amended and Restated Credit Agreement
Neenah, Inc.

BMO HARRIS BANK, N.A.,
as a German Tranche Lender

By:    /s/ Sarah E. Fyffe
Name:    Sarah E. Fyffe
Title:    Vice President

Signature Page to
Second Amendment to Fourth Amended and Restated Credit Agreement
Neenah, Inc.

GOLDMAN SACHS BANK USA,
as a Domestic Tranche Lender

By:    /s/ Jamie Minieri
Name:    Jamie Minieri
Title:    Vice President

Signature Page to
Second Amendment to Fourth Amended and Restated Credit Agreement
Neenah, Inc.

GOLDMAN SACHS BANK USA,
as a German Tranche Lender

By:    /s/ Jamie Minieri
Name:    Jamie Minieri
Title:    Vice President

Signature Page to
Second Amendment to Fourth Amended and Restated Credit Agreement
Neenah, Inc.